UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2009

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 1, 2009, NYSE Euronext entered into a new $500 million 364-day Credit Agreement (the “Credit Agreement”) by and among NYSE Euronext as borrower, the subsidiary borrowers, the lenders party thereto, Bank of America, N.A., as administrative agent for the lenders, and the other financial institutions party thereto as agents, to refinance its expiring $1.0 billion 364-day Credit Agreement.

The Credit Agreement will be used as a liquidity backstop for NYSE Euronext’s global commercial paper program as well as for general corporate purposes. On the effective date no borrowings were funded under the Credit Agreement.

NYSE Euronext may elect to have revolving loans under the Credit Agreement borrowed in various currencies, including U.S. dollars, English pounds sterling, or Euros, with various interest rate options. In addition, NYSE Euronext will pay a commitment fee ranging from 0.175% to 0.30% of the daily unused amounts of the commitments under the Credit Agreement, based on the credit ratings of NYSE Euronext’s senior, unsecured, long-term indebtedness without any credit support.

The Credit Agreement is unsecured and contains customary representations and warranties (including, but not limited to, those relating to organization and authorization and compliance with laws), customary affirmative covenants (including, but not limited to, delivery of financial statements), negative covenants relating to liens, fundamental changes and minimum total stockholders’ equity and customary events of default (including, but not limited to, monetary defaults, covenant defaults, and bankruptcy events).

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)	Retirement of Named Executive Officer

On April 2, 2009, Jean-François Théodore (Deputy Chief Executive Officer & Director) announced his retirement as Deputy Chief Executive Officer effective December 31, 2009. Subject to regulatory approval, he will remain a director of NYSE Euronext following his retirement.

ITEM 8.01	OTHER ITEMS

The stockholders of NYSE Euronext voted on four proposals at the annual stockholders’ meeting held on April 2, 2009:

1. To elect 18 directors of NYSE Euronext to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2. To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

3. To act upon a stockholder proposal relating to certificated shares.

4. To act upon a stockholder proposal relating to simple majority voting.

The nominees for director were elected based upon the following votes:

Nominee	Votes For	Votes Withheld
Jan-Michiel Hessels (Chairman )	180,379,520	7,557,958
Marshall N. Carter (Deputy Chairman)	180,245,340	7,692,138
Duncan L. Niederauer (Chief Executive Officer)	180,784,130	7,153,348
Jean-François Théodore (Deputy Chief Executive Officer)	180,523,427	7,414,051
Ellyn L. Brown	180,417,178	7,520,300
Patricia M. Cloherty	179,890,754	8,046,724
Sir George Cox	179,953,343	7,984,135
Sylvain Hefes	180,007,312	7,930,166
Dominique Hoenn	180,016,581	7,920,897
Shirley Ann Jackson	173,554,393	14,383,085
James S. McDonald	179,400,788	8,536,690
Duncan M. McFarland	174,381,640	13,555,838
James J. McNulty	180,659,891	7,277,587
Baron Jean Peterbroeck	179,897,657	8,039,821
Alice M. Rivlin	179,767,211	8,170,267
Ricardo Salgado	171,926,650	16,010,827
Rijnhard van Tets	179,660,670	8,276,808
Sir Brian Williamson	172,105,795	15,831,683

There were no broker non-votes for this proposal.

The proposal to ratify the selection of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for the fiscal year ending December 31, 2009 received the following votes:

•	185,352,144 votes for approval

•	2,180,643 votes against

•	404,691 Abstentions

There were no broker non-votes for this proposal.

The proposal relating to certificated shares received the following votes:

•	13,132,686 votes for approval

•	109,386,390 votes against

•	2,225,987 abstentions

There were 63,192,415 broker non-votes for this proposal.

The proposal relating to simple majority voting:

•	95,454,722 votes for approval

•	28,115,795 votes against

•	1,174,546 abstentions

There were 63,192,415 broker non-votes for this proposal.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	364-Day Credit Agreement ($500,000,000), dated as of April 1, 2009, between NYSE Euronext, the Subsidiary Borrowers party hereto, the Lenders party hereto, Bank of America, N.A. as Administrative Agent, and the other financial institutions party thereto as agents.

99.1	Press Release, dated April 2, 2009, entitled “NYSE Euronext Announces 2009 Annual Meeting Shareholder Vote Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE EURONEXT

Date: April 2, 2009	By:	/s/ Janet M. Kissane
	Name:	Janet M. Kissane
	Title:	Senior Vice President-Legal & Corporate Secretary

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